Exhibit 10.2
FIFTH AMENDMENT TO LOAN DOCUMENTS AND WAIVER

THIS FIFTH AMENDMENT TO LOAN DOCUMENTS AND WAIVER (this “Agreement”) is entered into as of March 7, 2024, by and between TERRA MORTGAGE PORTFOLIO II, LLC, a Delaware limited liability company (“Borrower”), and TERRA PROPERTY TRUST, INC., a Maryland corporation (“Guarantor”), on the one hand, and WESTERN ALLIANCE BANK, an Arizona corporation (“Lender”), on the other hand.
RECITALS
1.Lender heretofore extended to Borrower a revolving line of credit in the original maximum principal amount of Seventy-Five Million and No/100 Dollars ($75,000,000.00) (the “Revolving Line of Credit”), which Revolving Line of Credit was evidenced by, without limitation, that certain Promissory Note dated as of March 12, 2021, executed by Borrower in favor of Lender (together with any and all amendments thereto or modifications thereof, the “Original Note”).
2.In connection with the Revolving Line of Credit, Borrower also executed and delivered to and in favor of Lender that certain Business Loan and Security Loan Agreement (Revolving Line of Credit) dated March 12, 2021 (together with any and all amendments thereto or modifications thereof, the “Loan Agreement”), pursuant to which, among other things, Borrower granted to Lender a security interest in the Collateral (as defined in the Loan Agreement) to secure Borrower’s obligations to Lender in connection with the Revolving Line of Credit.
3.Payment and performance of Borrower’s indebtedness and obligations in connection with the Revolving Line of Credit was and is guaranteed by Guarantor to the extent set forth in the Limited Guaranty dated as of March 12, 2021 in favor of Lender (together with any and all amendments thereto or modifications thereof, the “Guaranty”).
4.Lender perfected its interest in and to the Collateral by causing to be filed a UCC-1 financing statement with the Delaware Secretary of State on March 12, 2021, as Filing No. 2021 2003482 (the “UCC Financing Statement”). Lender’s security interest in the Collateral is first in priority and duly perfected under applicable Law.
5.On or about June 9, 2021, Borrower, Guarantor and Lender entered into the First Amendment to Loan Documents (“First Amendment”), whereby the Advance Rate Schedule attached as Exhibit E to the Loan Agreement was modified, as more particularly set forth therein.
6.On or about January 4, 2022, Borrower, Guarantor and Lender entered into the Second Amendment to Loan Documents (“Second Amendment”), whereby, among other things, the Credit Limit (as defined in the Loan Agreement) of the Revolving Line of Credit was increased to $125,000,000.00 and Borrower executed in favor of Lender that certain Amended and Restated Promissory Note dated as of January 4, 2022 (together with any and all amendments thereto or modifications thereof, the “Note”), which amended, restated, and replaced the Original Note in its entirety.
7.On or about August 3, 2022, Borrower, Guarantor and Lender entered into the Third Amendment to Loan Documents (“Third Amendment”), whereby, among other things, the sublimit applicable to Collateral Loans secured by properties located in New York City was increased and Borrower was allowed to pledge to Lender certain Collateral Loans in which Borrower has granted Participation Interests (as therein defined) to third parties.
8.On or about March 31, 2023, Borrower, Guarantor and Lender entered into the Fourth Amendment to Loan Documents (“Fourth Amendment”), whereby, among other things, the index used to calculate interest under the Note were changed.
9.The Loan Agreement, Note, Guaranty, UCC Financing Statement, First Amendment, Second Amendment, Third Amendment, Fourth Amendment and all other assignments, agreements, instruments and other documents executed by Borrower or Guarantor in connection with the Revolving Line of Credit shall at times hereinafter be referred to collectively as the “Loan Documents.”
10.Pursuant to Section 6.18.1 of Schedule 6.18 of the Loan Agreement, Guarantor is required to maintain a minimum Total Net Worth (as defined in the Loan Agreement) of $250,000,000.00, measured on a quarterly basis . However, for the calendar quarter ending December 31, 2023, Guarantor’s Total Net Worth was below the minimum required, in violation of Section 6.18.1 of Schedule 6.18 of the Loan Agreement (the “Total Net Worth Covenant Violation”).
11.Borrower and Guarantor have requested that Lender, among other items, (i) waive the Total Net Worth Covenant Violation, (ii) extend the Initial Maturity Date (as defined in the Loan Agreement) of the Revolving Line of Credit, (iii) decrease the Credit Limit of the Revolving Line of Credit to $75,000,000.00, (iv) modify the interest rate spread applicable to the Note, (v) modify the Collateral Loan review fee, (vi) modify the Appraisal review fee, (vii) modify the Total Net Worth requirement, (viii) modify the Compensating Balances requirement, and (ix) make certain other changes to the Loan Documents as more particularly set forth herein. Lender has agreed to do so, subject to the terms and conditions set forth herein.
AGREEMENT
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:
1.Recitals; Defined Terms.
The recitals are incorporated herein by this reference as are all exhibits. Borrower and Guarantor, and each of them, agree and acknowledge that the factual information recited above is true and correct. Except as may be otherwise expressly defined in this Agreement, all terms used in this Agreement beginning with a capital letter shall have the meanings ascribed to them in the Loan Agreement.
2.Borrower and Guarantor Acknowledgments as to Obligations and Other Matters.
a.Borrower and Guarantor each acknowledge, confirm and agree that as of March 4, 2024, the total outstanding principal balance of the Note is $47,461,729.91, plus accrued and unpaid interest thereon.
b.Borrower and Guarantor, and each of them, specifically acknowledge, confirm and agree that they do not have any valid offset or defense to the obligations, indebtedness and liability under the Loan Documents.
3.Reaffirmation of Obligations.
This Agreement is, in part, a reaffirmation of the obligations, indebtedness and liability of Borrower and Guarantor, and each of them, to Lender as evidenced by the Loan Agreement, Guaranty and the other Loan Documents. Therefore, Borrower and Guarantor, and each of them, represent, warrant, acknowledge and agree that, except as specified herein, all of the terms and conditions of the Loan Documents are and shall remain in full force and effect, without waiver or modification of any kind whatsoever, and are ratified and confirmed in all respects.
4.Waiver of Total Net Worth Covenant Violation.
Subject to the satisfaction of all conditions precedent to this Agreement set forth in Section 11, below, Lender hereby waives the Total Net Worth Covenant Violation. The waiver granted herein is expressly limited to the Total Net Worth Covenant Violation and shall not be deemed to be, nor shall it constitute a waiver of Borrower's and/or Guarantor’s obligation to satisfy the financial covenants set forth in the Loan Documents for any other period of time, or a waiver of any other condition, term or provision now existing or hereafter arising under the Loan Documents, or of Lender's right to insist upon strict compliance with each and every term, condition and provision of the Loan Documents.
5.Extension of Initial Maturity Date and Commitment Term.
The Initial Maturity Date and the end of the Commitment Term are hereby extended to September 12, 2024, at which time the entire principal balance under the Loan plus all accrued and unpaid interest thereon is and shall be due and payable as provided under the Loan Documents. Any and all references in the Loan Documents to the “Initial Maturity Date” and the end of the Commitment Term shall hereby mean September 12, 2024.
6.Decrease in Credit Limit.

a.    The Credit Limit is hereby decreased from $125,000,000.00 to $75,000,000.00, subject to the terms and conditions of the Loan Agreement, this Amendment and the Other Loan Documents.
b.    Any and all references in the Note, Loan Agreement, and the other Loan Documents to the principal loan amount of “One Hundred Twenty-Five Million and No/100 Dollars ($125,000,000.00)” and “125,000,000.00” shall be replaced with “Seventy-Five Million and No/100 Dollars ($75,000,000.00)” and “75,000,000.00”, respectively.
7.Amendments to Loan Documents.
a.The definition of “Guaranty” in Section 1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
“’Guaranty’ means the amended and restated Continuing Guaranty from Guarantor, in form and content satisfactory to Lender in its sole opinion and judgment, guarantying certain obligations of Borrower to Lender, as more specifically provided therein.”
b.Section 4.2.2 of the Loan Agreement entitled “Compensating Balances” is hereby deleted in its entirety and replaced with the following:
“4.2.2    Compensating Balances. Borrower, Guarantor, Mavik, the guarantor under the Mavik Loan Documents and Affiliates thereof shall maintain the Compensating Balance Account(s) with an average daily aggregate balance in such Account(s) of not less than $7,500,000.00 at all times (“Compensating Balance Amount”) during the term of the Loan, to be reviewed quarterly, beginning with the calendar quarter ending March 31, 2024. Should the Compensating Balance Requirement fail to be maintained during any calendar quarter, as tested at the end of such quarter during the term of the Loan (“Quarter”), such will not constitute an Event of Default, but the interest rate that is applicable on the Note during the next Quarter shall automatically be increased by one percent (1.00%) (“Increased Spread”) over the interest rate that would otherwise be applicable on the Note for such Quarter had the Compensating Balance Requirement been satisfied. For the avoidance of doubt, in any Quarter that the Compensating Balance Requirement is satisfied, Borrower will not be charged the Increased Spread on the applicable Note rate in the next succeeding Quarter. In any Quarter that the Compensating Balance Requirement is not satisfied, Borrower will be charged the Increased Spread on the applicable Note rate for the next succeeding Quarter.”
c.Section 4.5.4 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
“4.5.4    Borrower shall have paid to Lender, in addition to any other fees required under this Agreement or any of the other Loan Documents, a Collateral Loan review fee of $275.00 for each Collateral Loan (including, without limitation, each of the Collateral Loans included in the Initial Loan Collateral). In addition, in the event Lender retains an appraiser to perform a review of any Appraisal of the Underlying Collateral for a Collateral Loan, Borrower shall pay an Appraisal review fee not to exceed $1,500.00. Notwithstanding the foregoing as it relates to a Borrower Participation Interest, in the event Mavik has made payment of the fees referenced in this Section in accordance with the Mavik Loan Documents, Borrower shall not be required to do so;”
d.Section 4.12 of the Loan Agreement entitled “Extension Option” is hereby deleted in its entirety and replaced with the following:
“4.12    EXTENSION OPTION. On or before the Initial Maturity Date, provided no Event of Default (or event which, with the giving of notice or the passage of time, or both, would become an Event of Default) shall exist under any of the Loan Documents and Borrower is in full compliance with each term, condition and covenant contained in this Agreement and the other Loan Documents, Borrower may submit a written request to extend the Commitment Term for an additional twelve (12) month period. In the event Borrower requests an extension of the Commitment Term for an additional twelve (12) month period, Lender may, in its sole discretion, determine whether or not to grant such request and, if so, the terms and conditions for the granting of such request. Borrower shall execute such documents and instruments required by Lender if it grants such request, and shall reimburse Lender for any fees and costs incurred by Lender in the granting and documenting of any extension (if Borrower does not approve any such documents or instruments, then Borrower and Lender agree that the extension shall not be granted by Lender). In the event that Lender grants an extension of the Commitment Term for an additional twelve (12) month period, Borrower shall have the option, in its sole discretion, to request an additional extension of the Commitment Term prior to the end of that twelve (12) month period, subject to the provisions of this Section 4.12. Borrower understands that under no circumstances is Lender required to grant any extension of the Commitment Term if a request is made, and Borrower assumes the risk that no extension of the Commitment Term will be granted by Lender.”
e.Section 6.18.1 of Schedule 6.18 attached to the Loan Agreement entitled “Total Net Worth” is hereby deleted in its entirety and replaced with the following:
“6.18.1    TOTAL NET WORTH. At all times during the term of the Loan, Borrower shall at all times cause Guarantor to maintain minimum Total Net Worth of $200,000,000.00, measured on a quarterly basis as of March 31, June 30, September 30 and December 31 of each calendar year during the term of the Loan, commencing on March 31, 2024, based upon the Financial Statements delivered by Borrower to Lender in accordance with Sections 6.5.4 and 6.5.5 on Schedule 6.5. Borrower shall deliver to Lender any other documentation and evidence as shall be satisfactory to Lender, in Lender’s reasonable opinion and judgment, evidencing Guarantor’s compliance with the minimum requirement set forth in this Section 6.18.1.”
f.Section 6.18.2 entitled “Minimum Profitability” is hereby deleted in its entirety and replaced with the following:
“6.18.2    MINIMUM PROFITABILITY. At all times during the term of the Loan, Borrower shall not permit Guarantor to report an Operating Loss in excess of $5,000,000.00 for any calendar quarter during the term of the Loan, measured on a trailing quarterly basis as of March 31, June 30, September 30 and December 31 of each calendar year, commencing on March 31, 2024, for the immediately preceding three (3) consecutive calendar month period of time, based upon the Financial Statements delivered by Borrower to Lender in accordance with Sections 6.5.4 and 6.5.5 on Schedule 6.5. Borrower shall deliver to Lender any other documentation and evidence as shall be satisfactory to Lender, in Lender’s reasonable judgment, evidencing Guarantor’s compliance with the minimum requirement set forth in this Section 6.18.2.”
g.The definitions of “Gross Income”, “Operating Expenses”, and “Operating Profit” set forth in Schedule 6.18 attached to the Loan Agreement are hereby deleted in their entirety.
h.The definition of “Operating Profit” in Schedule 6.18 attached to the Loan Agreement is hereby deleted in its entirety and replaced with the following:
“’Operating Profit’ means, at any given time, but only to the extent in accordance with GAAP, the net income of Guarantor in accordance with GAAP, with no addbacks for fees paid to guarantor and non-cash items, and after interest expense.”
i.A new definition for “Operating Loss” is hereby added to Schedule 6.18 attached to the Loan Agreement to state the following:
“’Operating Loss’ means, at any given time, but only to the extent in accordance with GAAP, the net loss of Guarantor, with no addbacks for fees paid to guarantor and non-cash items, and after interest expense.”
j.Exhibit “E” to the Loan Agreement entitled “Advance Rate Schedule” shall be deleted in its entirety and be replaced with the “Advance Rate Schedule” attached hereto as Exhibit “A” and incorporated herein by this reference.
k.Exhibit “G” to the Loan Agreement entitled “Form of Compliance Certificate” shall be deleted in its entirety and be replaced with the “Form of Compliance Certificate” attached hereto as Exhibit “B” and incorporated herein by this reference.
l.The section entitled “INTEREST RATE” in the Note is hereby deleted in its entirety and replaced with the following:
“INTEREST RATE. Interest on the outstanding principal balance of this Note shall be computed and calculated based upon a three hundred sixty (360)-day year and actual days elapsed and shall accrue at the per annum rate (the ‘Note Rate’) equal to the greater of (i) seven percent (7.00%) (‘Floor’) or (ii) three one half of one percent (3.50%) in excess of the Term SOFR Rate, as the same may change from time to time. ‘Term SOFR Rate’ means the 1-month Term SOFR Reference Rate (‘Term SOFR’) which is published for loans in United States Dollars by CME Group Benchmark Administration Limited and is obtained by Lender from Bloomberg Financial Services Systems with the code TSFR1M (or, if no longer available, any similar or successor publication selected by Lender). The Term SOFR Rate shall initially be determined on the date that is two U.S. Government Securities Business Days immediately before the date of this Agreement and shall thereafter be adjusted monthly on the first day of each calendar month to be the Term SOFR determined by Lender to be in effect on the date that is two U.S. Government Securities Business Days prior to the first day of each calendar month. ‘U.S. Government Securities Business Day’ means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
If Lender determines (which determination shall be conclusive absent manifest error) that either of the following has occurred: (i) Term SOFR ceases to exist or is no longer available; or (ii) a public announcement by the regulatory supervisor for the administrator of Term SOFR, or a determination made by Lender, that

Term SOFR is no longer representative, then commencing on the next reset date, the interest rate hereunder shall be replaced with such alternate base rate and spread (collectively, ‘Benchmark Replacement’) as Lender determines in its reasonable discretion to be most comparable to the then-current interest rate. If the Benchmark Replacement as determined pursuant to this section would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Note and the other Loan Documents.
In connection with the implementation of a Benchmark Replacement, Lender will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of Borrower. ‘Benchmark Replacement Conforming Changes’ means, with respect to any Benchmark Replacement, any technical, administrative or operational changes, such as changes to the definitions of ‘Business Day,’ ‘Interest Period,’ or timing and frequency of determining rates and making payments of interest, that Lender decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof in a manner substantially consistent with market practice (or, if the Lender decides that adoption of any portion of such market practice is not administratively feasible or if Lender determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as Lender decides is reasonably necessary in connection with the administration of this Note and the other Loan Documents).
Notwithstanding the foregoing, and pursuant to the terms of the Loan Agreement, should the Compensating Balance Amount (as defined in the Loan Agreement) fail to be maintained on any date during any calendar quarter (i.e., calendar quarters ending March 31, June 30, September 30 and December 31) during the term of the Loan (‘Quarter’) starting with the quarter ending March 31, 2024, the interest rate that is applicable on the Note during the next Quarter shall automatically be increased by one percent (1.00%) (‘Increased Spread’) over the interest rate that would otherwise be applicable on the Note for such Quarter had the Compensating Balance Requirement been satisfied. For the avoidance of doubt, in any Quarter that the Compensating Balance Requirement is satisfied, Borrower will not be charged the Increased Spread on the applicable Note rate in the next succeeding Quarter. In any Quarter that the Compensating Balance Requirement is not satisfied, Borrower will be charged the Increased Spread on the applicable Note rate for the next succeeding Quarter.”
8.Agreement as a Loan Document.

From and after the effective date of this Agreement, this Agreement and any other documents and instruments executed in connection herewith shall each constitute one of the “Loan Documents.”
9.Effective Date of Agreement.
This Agreement and the amendments provided for herein shall be effective as of the date set forth above, subject to the timely and complete satisfaction of each and all of the conditions precedent set forth in Section 11 of this Agreement.
10.Borrower’s and Guarantor’s Representations and Warranties.
Borrower and Guarantor, and each of them, hereby represent and warrant to Lender and covenant and agree with Lender as follows:
a.Borrower and Guarantor, and each of them, have full legal right, power and authority to enter into and perform this Agreement. The execution and delivery of this Agreement by Borrower and Guarantor and the consummation by Borrower and Guarantor of the transactions contemplated hereby have been duly authorized by all necessary action by or on behalf of Borrower and Guarantor. This Agreement is a valid and binding obligation of Borrower and Guarantor, and each of them, enforceable against Borrower and Guarantor in accordance with its terms.
b.Neither the execution and delivery of this Agreement by Borrower and Guarantor, or either of them, nor the consummation by Borrower and Guarantor, or either of them, of the transactions contemplated hereby, conflicts with or constitutes a violation or a default under any law applicable to Borrower and Guarantor, or either of them, or any contract, commitment, agreement, arrangement or restriction of any kind to which Borrower and Guarantor, or either of them, is a party, by which Borrower and Guarantor, or either of them, is bound or to which any of Borrower’s and Guarantor’s, or either of their, property or assets is subject.
c.There are no actions, suits or proceedings pending, or to the knowledge of Borrower and Guarantor, or either of them, threatened against or affecting Borrower and Guarantor, or either of them, respectively, in relation to their obligations to Lender or involving the validity and enforceability of this Agreement, the Loan Agreement, the Note, the Guaranty or any of the other Loan Documents, as applicable, or the priority of any liens given by Borrower to Lender in accordance with the Loan Agreement, and the other Loan Documents, at law or in equity, or before or by any governmental agency, or which could have an adverse effect on the financial condition, operations, properties, assets, liabilities or earnings of Borrower and Guarantor, or either of them, or the ability of Borrower and Guarantor, or either of them, to perform their respective obligations to Lender.
d.Borrower and Guarantor, and each of them, hereby reaffirm and confirm that the representations and warranties of Borrower and Guarantor, as applicable, contained in the Loan Documents are true, correct and complete in all respects as of the date of this Agreement.
e.Borrower and Guarantor, and each of them, are in full and complete compliance with the terms, covenants, provisions and conditions of the Loan Agreement, the Note, the Guaranty and the other Loan Documents to which they are a party.
All covenants, representations and warranties of Borrower and Guarantor herein are incorporated by reference and hereby made a part of the Loan Agreement and the Guaranty, as applicable.
11.Conditions Precedent to Effectiveness of Agreement.
The effectiveness of this Agreement shall be expressly conditioned upon the following having occurred or Lender having received all of the following on or before March 8, 2024, in form and content satisfactory to Lender and its counsel, in its or their sole and absolute discretion, and suitable for filing or recording, as the case may be, as required:
a.This Agreement, fully executed by Borrower and Guarantor;
b.An amended and restated Continuing Guaranty, fully executed by Guarantor;
c.Payment of $93,750.00 as an extension fee, which fee shall be deemed fully earned and non-refundable when paid;
d.Such additional information, assignments, agreements, resolutions, certificates, reports, approvals, instruments, documents, subordination agreements, financing statements, consents and opinions as Lender may request, in its sole and absolute opinion and judgment, in connection with this Agreement and/or any of the matters which are the subject of this Agreement; and
e.Payment of the fees and costs of Lender in connection with the preparation, negotiation, administration and execution of this Agreement including, but not limited to, attorneys’ fees, and other costs and fees of other professionals retained by Lender.
Upon Lender’s acceptance of the extension fee set forth above, unless otherwise indicated by Lender in writing, all conditions to the effectiveness of the Fifth Amendment will be deemed satisfied.
12.Release. In consideration of the benefits provided by Lender through this Agreement, Borrower and Guarantor, and each of them, hereby fully, finally, and absolutely and forever release and discharge Lender and its present and former directors, shareholders, officers, employees, agents, representatives, attorneys, successors and assigns, and their separate and respective heirs, personal representatives, successors and assigns (the “Released Parties”), for, from, and against any and all actions, causes of action, claims, debts, damages, demands, liabilities, obligations, and suits, of whatever kind or nature, in law or equity of the Borrower and/or Guarantor, and, whether now known or which, upon reasonable investigation, would have been known to the Borrower and/or Guarantor, and whether contingent or matured: (i) in respect of any of the Loan Documents, or the actions or omissions of Lender occurring prior to the date of this Agreement in respect of the obligations, or any duties under the Loan Documents; and (ii) arising from events occurring prior to the date of this Agreement. Borrower and Guarantor, and each of them, acknowledge that they have been informed by their attorneys, and are aware of and familiar with the general principle of law which provides that a general release does not extend to claims which a creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with a debtor (the “Unknown Claims”). To the extent applicable, Borrower and Guarantor, and each of them, expressly waive and relinquish all rights and benefits they may have under the principle of law relating to the release of Unknown Claims.
13.Miscellaneous.
a.Section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.
b.This Agreement may be executed in one or more counterparts but all of the counterparts shall constitute one agreement; provided, however, this Agreement shall not be effective and enforceable unless and until it is executed by all parties hereto.
c.GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE SUBSTANTIVE LAWS OF THE STATE OF ARIZONA WITHOUT REGARD TO ANY CONFLICTS OF LAW CONCEPTS AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
d.Counterparts. This Amendment may be executed in one or more counterparts, all of which when taken together shall constitute but one instrument, and in the event any signature is delivered by facsimile or “.pdf” transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” were an original thereof.
e.This Agreement and the other documents and instruments executed in connection therewith constitute the product of the negotiation of the parties hereto and the enforcement hereof shall be interpreted in a neutral manner, and not more strongly for or against any party based upon the source of the draftsmanship hereof.
f.This Agreement shall be binding upon and inure to the benefit of Lender, Borrower and Guarantor, and each of them, and their respective successors and assigns, except that neither Borrower nor any Guarantor shall assign their rights hereunder or any interest therein without the prior written consent of Lender.
g.This Agreement is not a novation, nor, except as expressly provided in this Agreement, is it to be construed as a release or modification of any of the terms, conditions,

warranties, waivers or rights set forth in the Loan Documents. Nothing contained in this Agreement shall be deemed to constitute a waiver by Lender of any required performance by Borrower or Guarantor, and each of them, of any Event of Default or default heretofore or hereafter occurring under or in connection with the other Loan Documents. In the event there is a conflict in any term, condition or provision of this Agreement, on the one hand, and the Loan Agreement, the Guaranty, or any of the other Loan Documents, on the other hand, the terms, conditions and provisions of this Agreement are to control.
[Signature Page Follows]

IN WITNESS WHEREOF, Borrower, Guarantor and Lender have executed and delivered this Agreement as of the date set forth above.

BORROWER:
TERRA MORTGAGE PORTFOLIO II, LLC,
a Delaware limited liability company

By:    /s/ Greg Pinkus_____________
Name:    Greg Pinkus
Its:    Authorized Signatory

GUARANTOR:

TERRA PROPERTY TRUST, INC.,
a Maryland corporation

By: /s/ Greg Pinkus______________
Name: Greg Pinkus
Its: Authorized Signatory

[SIGNATURE PAGE CONTINUES]

LENDER:

WESTERN ALLIANCE BANK,
an Arizona corporation

By: /s/ David Bernard_______
Name: David Bernard
Title: Senior Managing Director

EXHIBIT A

ADVANCE RATE SCHEDULE

Notwithstanding the foregoing, Advances are subject to the following additional limitations:

1.Advances on any single Collateral Loan shall not exceed $18,750,000.00. On a case by case basis, Lender may approve advances greater than $18,750,000.00 at its sole and absolute discretion, and subject to additional recourse being available to Lender for proceeds in excess of $18,750,000.00.

2.The aggregate amount of all Advances on Collateral Loans secured by Underlying Collateral located in the New York City metropolitan areas shall not exceed Thirty-One Million Two Hundred and Fifty Thousand and No/100 Dollars ($31,250,000.00).

3.Advances on any Borrower Participation Interest shall be based on Borrower’s interest in the Collateral Loan.

4.In the event that the Collateral Loan is acquired by Borrower, as opposed to originated by Borrower, subject to the Advance sublimits set forth above, the Advance Rate shall not exceed one hundred percent (100%) of the acquisition price for such Collateral Loan.

5.Advances on any Borrower Participation Interest shall be based on Borrower’s interest in the Collateral Loan.

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

BORROWER:	Terra Mortgage Portfolio II, LLC
LENDER:	Western Alliance Bank, an Arizona corporation
TODAY’S DATE:	____/____/20__
REPORTING PERIOD ENDED:	____/____/20__

This certificate is delivered to Lender under the Business Loan and Security Agreement dated effective as of March 12, 2021 with any and all subsequent Loan Modifications between Borrower and Western Alliance Bank, an Arizona corporation (the “Agreement”), all the defined terms of which have the same meanings when used herein.
I hereby certify that: (a) I am, and at all times mentioned herein have been, the duly elected, qualified, and acting officer of Borrower designated below; (b) to the best of my knowledge, the financial statements of Borrower from the period shown above (the “Reporting Period”) and which accompany this certificate were prepared in accordance with GAAP and present fairly the financial condition of Borrower as of the end of the Reporting Period and the results of its operations for the Reporting Period; (c) to the best of my knowledge, all of the representations and warranties made by Borrower in Section 3 of the Agreement are true and correct in all material respects on the date of this certificate as if made on this date; (d) a review of the Agreement and of the activities of Borrower during the Reporting Period has been made under my supervision with a view to determining Borrower’s compliance with the covenants, requirements, terms, and conditions of the Agreement, and such review has not disclosed the existence during or at the end of the Reporting Period (and I have no knowledge of the existence as of the date hereof) of any Default or Event of Default, except as disclosed herein (which specifies the nature and period of existence of each Default or Event of Default, if any, and what action Borrower has taken, is taking, and proposes to take with respect to each); and (e) the calculations described herein evidence that Borrower is in compliance with the requirements of the Agreement at the end of the Reporting Period (or if Borrower is not in compliance, showing the extent of non-compliance and specifying the period of non-compliance and what actions Borrower proposes to take with respect thereto).

Terra Mortgage Portfolio II, LLC
By:
Name:
Title:

All financial calculations set forth herein are as of the end of the Reporting Period and calculated in accordance with the Agreement.
I.TOTAL NET WORTH (Section 6.18.1 of the Agreement)

The Total Net Worth for Terra Property Trust, Inc. is:
Total Assets	$
Minus: Intangible Assets & Loans to Stakeholders	$
Minus: Prepaid Taxes and/or Expenses	$
Minus: Total Liabilities	$
TOTAL NET WORTH	$
REQUIRED MINIMUM	$200,000,000.00
In compliance?	☐Yes ☐No
II.PROFITABILITY (Section 6.18.2 of the Agreement)

Operating Profit/Loss for Terra Property Trust, Inc. is:
NET OPERATING PROFIT/LOSS	$
MINIMUM REQUIRED (not to exceed)	($5,000,000.00)
In compliance?	☐Yes ☐No
III.GLOBAL LEVERAGE RATIO (Section 6.18.3 of the Agreement)

The Global Leverage Ratio for Terra Property Trust, Inc. is:
Total Global Debt:	$
Divided by: Total Net Worth (see above)	$
TOTAL LIABILITIES / ADJUSTED TANGIBLE NET WORTH :	__:1
MAXIMUM PERMITTED	2.50:1
In compliance?	☐Yes ☐No
IV.INDEBTEDNESS (Section 6.14 of the Agreement)

Total Other Indebtedness except Trade Obligations:	$
MAXIMUM PERMITTED	$0.00
In compliance?	☐Yes ☐No

V.REPORTING REQUIREMENTS (Schedule 6.5 of the Agreement)

Financial Reporting Requirements Current?	☐Yes ☐No

DEFAULTS OR EVENTS OF DEFAULT
Disclose nature and period of existence and action being taken in connection therewith; if none, write “None”: ___________________________________________________________________
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